Exhibit 99.1

FOR IMMEDIATE RELEASE

April 29, 2019

For further information contact:

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS THIRD QUARTER 2019 OPERATING RESULTS AND RETAIL BRANCH CONSOLIDATION

Fairfield, New Jersey, April 29, 2019 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended March 31, 2019 of $11.4 million, or $0.13 per basic and diluted share, as compared to net income of $10.8 million, or $0.12 per basic and diluted share, for the quarter ended December 31, 2018.

The Company concurrently announced the consolidation of seven of the Bank’s retail branches located in northern and central New Jersey as a part of its ongoing strategy to improve operating efficiency and enhance long-term shareholder value.  The Company considered several factors in identifying the locations to be consolidated including historical branch profitability, market demographic trajectory, geographic proximity to the consolidating branch and the expected impact on the Bank’s clients and communities served. Completion of these consolidations is expected to occur during the quarter ended September 30, 2019, subject to regulatory approval.  The Company anticipates these consolidations to result in annualized pre-tax cost savings of at least $3.0 million, after recognition of associated one-time charges.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are very pleased to report another quarter of solid earnings performance, particularly in the face of the continuing challenges presented by the flat yield curve.  Our decision to consolidate certain branch locations, while representing meaningful cost savings, also reflects the recognition that the preferences of our clients are rapidly evolving towards a more omni-channel banking model. As a result, our strategy remains focused on driving digital channel adoption and enhancing our suite of digital banking solutions to provide our clients with a frictionless experience through whichever channel is most convenient and appealing to them.”

Balance Sheet Highlights

•

Loans, excluding loans held for sale and the allowance for loan losses, decreased by $93.6 million to $4.66 billion, or 70.0% of total assets, at March 31, 2019 from $4.75 billion, or 70.9% of total assets, at December 31, 2018.  The decrease in loans was largely attributable to an elevated level of pre-payment activity in the commercial mortgage loan portfolio which outpaced loan origination volume during the period.

•

Deposits decreased by $35.9 million to $4.14 billion at March 31, 2019, from $4.17 billion at December 31, 2018.  The net decrease was attributable to a decline of $47.3 million in wholesale deposits that was partially offset by an increase of $11.4 million in retail deposits reflecting the Company’s ongoing efforts to reallocate its funding mix from wholesale to retail deposits.

•

Investment securities increased by $54.2 million to $1.32 billion at March 31, 2019 from $1.26 billion at December 31, 2018 as a portion of the cash flows from the loan portfolio were deployed into U.S. agency commercial mortgage-backed securities with similar yields to the loans that pre-paid during the period.

•

Borrowings increased by $15.7 million to $1.33 billion at March 31, 2019, from $1.31 billion at December 31, 2018.  The net increase in borrowings reflected a $20.2 million increase in depositor sweep account balances that was partially offset by the repayment of a $5.0 million long-term Federal Home Loan Bank (“FHLB”) advance that matured during the period.

Earnings Highlights

•

Interest income decreased by $365,000 to $59.7 million for the quarter ended March 31, 2019 from $60.0 million for the quarter ended December 31, 2018 while interest expense increased by $346,000 to $21.0 million from $20.7 million between the same comparative periods.  Consequently, net interest income decreased by $711,000 to $38.6 million for the quarter ended March 31, 2019, from $39.3 million for the quarter ended December 31, 2018.

•

The Company’s interest rate spread decreased three basis points to 2.28% for the quarter ended March 31, 2019 from 2.31% for the quarter ended December 31, 2018.  The decrease in the interest rate spread primarily reflected a three basis point increase in the average cost of interest-bearing liabilities to 1.63% for the quarter ended March 31, 2019 from 1.60% for the quarter ended December 31, 2018 while the average yield on interest-earning assets remained stable at 3.91% for those same comparative periods.  The factors that contributed to the change in interest rate spread also contributed to a three basis point decrease in the Company’s net interest margin to 2.53% from 2.56%, for the same comparative periods.

The Company’s non-interest income continued to supplement and diversify its sources of revenue.

•

Fees and service charges increased by $416,000, or 33.1%, to $1.7 million for the quarter ended March 31, 2019 compared to $1.3 million for the quarter ended December 31, 2018.  This increase was largely driven by pre-payment fee income on commercial real estate loans related to the elevated level of pre-payment activity noted above.

•

Aggregate loan sale gains increased by $50,000, or 49.5%, to $151,000 for the quarter ended March 31, 2019 as compared to $101,000 for the quarter ended December 31, 2018 largely reflecting an increase in the volume of loans sold.

The Company continued to evaluate and implement tactics and strategies designed to improve operating efficiency and make more effective use of its supporting infrastructure while maintaining its effective income tax rate.

•

Non-interest expense decreased by $499,000 to $26.8 million for the quarter ended March 31, 2019 compared to $27.3 million for the quarter ended December 31, 2018.  The decrease was largely attributable to various non-recurring expenses that were recognized during the quarter ended December 31, 2018 in conjunction with the October 2018 conversion of Clifton Savings Bank’s core processing system.  The decrease in non-interest expense also reflected a net decrease of $349,000 in salaries and employee benefit expense from $15.7 million for the quarter ended December 31, 2018 to $15.4 million for the quarter ended March 31, 2019 largely attributable to decreases in wages, overtime and employee bonus compensation, partially offset by an increase in employer payroll tax expense.  These decreases were partially offset by an increase in facilities occupancy expense which was primarily attributable to seasonal fluctuations in such expenses.

•

The Company’s ratio of non-interest expense to average assets totaled 1.60% for the quarter ended March 31, 2019 compared to 1.62% for the prior quarter ended December 31, 2018.  For those same comparative periods, the Company’s efficiency ratios were 63.3% and 63.9%, respectively.

•

Income tax expense totaled $4.3 million for the quarter ended March 31, 2019 compared to $3.6 million for the quarter ended December 31, 2018 resulting in effective tax rates of 27.4% and 25.3%, respectively.

Collectively, these factors resulted in an increase of $649,000 in net income for the quarter ended March 31, 2019 compared to the prior quarter ended December 31, 2018.

•	The Company’s return on average assets for the quarter ended March 31, 2019 increased to 0.68% from 0.64% for the quarter ended December 31, 2018.
•

The Company’s return on average equity increased to 3.89% for the quarter ended March 31, 2019 from 3.55% for the quarter ended December 31, 2018 while the Company’s return on average tangible equity increased to 4.78% from 4.33% for the comparative periods.

Asset Quality Highlights

•

Asset quality remained strong throughout the quarter ended March 31, 2019.  The outstanding balance of nonperforming loans totaled $21.3 million, or 0.46% of total loans, at March 31, 2019 as compared to $20.8 million, or 0.44% of total loans, at December 31, 2018.

•

The allowance for loan losses decreased to $33.1 million at March 31, 2019 from $33.5 million at December 31, 2018, resulting in a total loan coverage ratio, representing the balance of the allowance for loan losses as a percentage of total loans, excluding loans held for sale, of 0.70% for both comparative periods.  The total loan coverage ratio for both periods reflects the impact of purchase accounting which generally precludes acquired loan balances from being considered in the balance of the allowance for loan losses at the time of their acquisition.

•

The Company recognized net charge offs totaling approximately $242,000 for the quarter ended March 31, 2019, reflecting an annualized net charge off rate of 0.02% on the average balance of total loans for the period. By comparison, the Company’s net charge offs totaled approximately $176,000 for the quarter ended December 31, 2018, reflecting an annualized net charge off rate of 0.01%.
•

The Company recorded a loan loss provision reversal of $179,000 for the quarter ended March 31, 2019 as compared to a provision for loan loss expense of $971,000 for the quarter ended December 31, 2018.  The decrease in provision for loan loss was largely attributable to the net decrease during the quarter ended March 31, 2019 in the performing portion of the loan portfolio that was collectively evaluated for impairment.

Capital Highlights

•

The Company increased its regular quarterly cash dividend by $0.01 per share, to $0.06 per share during the quarter ended March 31, 2019, from $0.05 per share during the quarter ended December 31, 2018.  The Company continually evaluates its dividend policies and practices in relation to its overall capital management and shareholder value objectives.

•

In March 2019, the Company completed the repurchase of its shares of common stock under its third share repurchase program announced in April 2018 through which it authorized the repurchase of 10,238,557 shares, or 10%, of the Company’s outstanding shares.  The shares associated with this third program were repurchased at a total cost of $138.8 million and at an average cost of $13.55 per share.  Concurrently, the Company announced its fourth share repurchase program through which it authorized the repurchase of 9,218,324 shares, or 10%, of the Company’s outstanding shares as of that date.

•

During the quarter ended March 31, 2019, the Company repurchased 2,445,689 shares of its common stock at a total cost of $32.4 million and an average cost of $13.24 per share.  The shares of common stock repurchased during the period included 1,757,572 shares attributed to the completion of the Company’s third share repurchase program, as noted above.  Such shares were repurchased at a total cost of $23.3 million and an average cost of $13.24 per share.  The additional 688,117 shares repurchased during the period represented 7.5% of the total shares to be repurchased under the Company’s fourth share repurchase program, also noted above.  Such shares were repurchased at a total cost of $9.1 million and at an average cost of $13.24 per share.

•

The Company’s and Bank’s regulatory capital ratios at March 31, 2019 were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

The exhibits that follow this narrative begin with the presentation of the Linked-Quarter Comparative Financial Analysis that supports the discussion above by presenting the Company’s financial condition and operating results for the quarter ended March 31, 2019 compared to those for the prior linked-quarter ended December 31, 2018.  This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time.  The exhibits conclude with the presentation of the Reconciliation of GAAP to Non-GAAP financial data included in this news release.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet	At			Variance
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	or Change
Except Per Share Data, Unaudited)	2019	2018	or Change	Pct.
Assets
Cash and cash equivalents	$54,160	$51,483	$2,677	5.2%
Securities available for sale	726,920	666,602	60,318	9.0%
Securities held to maturity	592,199	598,318	(6,119)	-1.0%
Loans held-for-sale	997	1,001	(4)	-0.4%
Loans receivable, including yield adjustments	4,659,804	4,753,392	(93,588)	-2.0%
Less allowance for loan losses	(33,105)	(33,526)	421	-1.3%
Net loans receivable	4,626,699	4,719,866	(93,167)	-2.0%
Premises and equipment	58,274	58,414	(140)	-0.2%
Federal Home Loan Bank stock	64,288	64,514	(226)	-0.4%
Accrued interest receivable	20,326	19,435	891	4.6%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	5,470	5,743	(273)	-4.8%
Bank owned life insurance	254,569	253,009	1,560	0.6%
Deferred income taxes, net	24,182	24,692	(510)	-2.1%
Other real estate owned	209	508	(299)	-58.9%
Other assets	19,563	27,960	(8,397)	-30.0%
Total assets	$6,658,751	$6,702,440	$(43,689)	-0.7%

Liabilities
Deposits	$4,137,573	$4,173,434	$(35,861)	-0.9%
Borrowings	1,326,216	1,310,547	15,669	1.2%
Advance payments by borrowers for taxes	17,208	17,201	7	0.0%
Other liabilities	19,643	17,997	1,646	9.1%
Total liabilities	5,500,640	5,519,179	(18,539)	-0.3%

Stockholders' Equity
Common stock	915	938	(23)	-2.5%
Paid-in capital	817,675	848,145	(30,470)	-3.6%
Retained earnings	363,072	356,993	6,079	1.7%
Unearned ESOP shares	(31,130)	(31,617)	487	-1.5%
Accumulated other comprehensive income, net	7,579	8,802	(1,223)	-13.9%
Total stockholders' equity	1,158,111	1,183,261	(25,150)	-2.1%
Total liabilities and stockholders' equity	$6,658,751	$6,702,440	$(43,689)	-0.7%

Consolidated capital ratios
Equity to assets	17.39%	17.65%	-0.26%
Tangible equity to tangible assets	14.62%	14.90%	-0.28%

Share data
Outstanding shares	91,495	93,772	(2,277)	-2.4%
Equity per share	$12.66	$12.62	$0.04	0.3%
Tangible equity per share (1)	$10.29	$10.31	$(0.02)	-0.2%

(1)	Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the three months ended			Variance
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	or Change
Except Per Share Data, Unaudited)	2019	2018	or Change	Pct.
Interest income
Loans	$48,116	$49,015	$(899)	-1.8%
Taxable investment securities	9,511	9,051	460	5.1%
Tax-exempt investment securities	710	713	(3)	-0.4%
Other interest-earning assets	1,320	1,243	77	6.2%
Total Interest Income	59,657	60,022	(365)	-0.6%

Interest expense
Deposits	14,114	12,727	1,387	10.9%
Borrowings	6,905	7,946	(1,041)	-13.1%
Total interest expense	21,019	20,673	346	1.7%
Net interest income	38,638	39,349	(711)	-1.8%
(Reversal of) provision for loan losses	(179)	971	(1,150)	-118.4%
Net interest income after provision for loan losses	38,817	38,378	439	1.1%

Non-interest income
Fees and service charges	1,674	1,258	416	33.1%
Loss on sale and call of securities	(182)	-	(182)	N/A
Gain on sale of loans	151	101	50	49.5%
(Loss) gain on sale and write down of other real estate owned	(6)	36	(42)	-116.7%
Income from bank owned life insurance	1,560	1,599	(39)	-2.4%
Electronic banking fees and charges	253	277	(24)	-8.7%
Miscellaneous	226	38	188	494.7%
Total non-interest income	3,676	3,309	367	11.1%

Non-interest expense
Salaries and employee benefits	15,350	15,699	(349)	-2.2%
Net occupancy expense of premises	2,979	2,761	218	7.9%
Equipment and systems	3,053	3,377	(324)	-9.6%
Advertising and marketing	739	787	(48)	-6.1%
Federal deposit insurance premium	455	421	34	8.1%
Directors' compensation	770	746	24	3.2%
Miscellaneous	3,425	3,479	(54)	-1.6%
Total non-interest expense	26,771	27,270	(499)	-1.8%
Income before income taxes	15,722	14,417	1,305	9.1%
Income taxes	4,305	3,649	656	18.0%
Net income	$11,417	$10,768	$649	6.0%

Net income per common share (EPS)
Basic	$0.13	$0.12	$0.01
Diluted	$0.13	$0.12	$0.01

Dividends declared
Cash dividends declared per common share	$0.06	$0.05	$0.01
Cash dividends declared	$5,338	$4,082	$1,256
Dividend payout ratio	46.8%	37.9%	8.8%

Weighted average number of common shares outstanding
Basic	89,488	92,434	(2,946)
Diluted	89,532	92,480	(2,948)

	For the three months ended			Variance
Average Balance Sheet Data	March 31,	December 31,	Variance	or Change
(Dollars in Thousands, Unaudited)	2019	2018	or Change	Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,709,052	$4,758,587	$(49,535)	-1.0%
Taxable investment securities	1,161,492	1,158,720	2,772	0.2%
Tax-exempt investment securities	134,309	135,453	(1,144)	-0.8%
Other interest-earning assets	107,554	87,916	19,638	22.3%
Total interest-earning assets	6,112,407	6,140,676	(28,269)	-0.5%
Non-interest-earning assets	574,921	587,921	(13,000)	-2.2%
Total assets	$6,687,328	$6,728,597	$(41,269)	-0.6%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$790,567	$792,989	$(2,422)	-0.3%
Savings and club	773,308	743,676	29,632	4.0%
Certificates of deposit	2,288,836	2,214,932	73,904	3.3%
Total interest-bearing deposits	3,852,711	3,751,597	101,114	2.7%
Borrowings:
Federal Home Loan Bank advances	1,292,168	1,293,470	(1,302)	-0.1%
Other borrowings	26,037	119,281	(93,244)	-78.2%
Total borrowings	1,318,205	1,412,751	(94,546)	-6.7%
Total interest-bearing liabilities	5,170,916	5,164,348	6,568	0.1%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	307,645	315,165	(7,520)	-2.4%
Other non-interest-bearing liabilities	35,930	37,374	(1,444)	-3.9%
Total non-interest-bearing liabilities	343,575	352,539	(8,964)	-2.5%
Total liabilities	5,514,491	5,516,887	(2,396)	0.0%
Stockholders' equity	1,172,837	1,211,710	(38,873)	-3.2%
Total liabilities and stockholders' equity	$6,687,328	$6,728,597	$(41,269)	-0.6%

Average interest-earning assets to average interest-bearing liabilities	118.21%	118.91%	-0.70%	-0.6%

	For the three months ended
	March 31,	December 31,	Variance
Performance Ratio Highlights	2019	2018	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.09%	4.12%	-0.03%
Taxable investment securities	3.28%	3.12%	0.16%
Tax-exempt investment securities (1)	2.12%	2.11%	0.01%
Other interest-earning assets	4.91%	5.66%	-0.75%
Total interest-earning assets	3.91%	3.91%	0.00%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.06%	0.97%	0.09%
Savings and club	0.60%	0.49%	0.11%
Certificates of deposit	1.90%	1.79%	0.11%
Total interest-bearing deposits	1.47%	1.36%	0.11%
Borrowings:
Federal Home Loan Bank advances	2.13%	2.27%	-0.14%
Other borrowings	0.35%	1.99%	-1.64%
Total borrowings	2.10%	2.25%	-0.15%
Total interest-bearing liabilities	1.63%	1.60%	0.03%

Interest rate spread (2)	2.28%	2.31%	-0.03%
Net interest margin (3)	2.53%	2.56%	-0.03%

Non-interest income to average assets (annualized)	0.22%	0.20%	0.02%
Non-interest expense to average assets (annualized)	1.60%	1.62%	-0.02%

Efficiency ratio (4)	63.27%	63.93%	-0.66%

Return on average assets (annualized)	0.68%	0.64%	0.04%
Return on average equity (annualized)	3.89%	3.55%	0.34%
Return on average tangible equity (annualized) (5)	4.78%	4.33%	0.45%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet	At
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2019	2018	2018	2018	2018
Assets
Cash and cash equivalents	$54,160	$51,483	$44,486	$128,864	$38,283
Securities available for sale	726,920	666,602	706,240	725,085	684,771
Securities held to maturity	592,199	598,318	602,838	589,730	459,380
Loans held-for-sale	997	1,001	1,503	863	2,377
Loans receivable, including yield adjustments	4,659,804	4,753,392	4,660,507	4,501,348	3,351,369
Less allowance for loan losses	(33,105)	(33,526)	(32,731)	(30,865)	(30,248)
Net loans receivable	4,626,699	4,719,866	4,627,776	4,470,483	3,321,121
Premises and equipment	58,274	58,414	57,635	56,240	42,856
Federal Home Loan Bank stock	64,288	64,514	66,428	59,004	39,112
Accrued interest receivable	20,326	19,435	19,455	18,510	13,926
Goodwill	210,895	210,895	210,895	210,895	108,591
Core deposit intangible	5,470	5,743	6,018	6,295	206
Bank owned life insurance	254,569	253,009	251,410	249,816	184,981
Deferred income taxes, net	24,182	24,692	22,136	23,754	3,898
Other real estate owned	209	508	674	725	1,094
Other assets	19,563	27,960	38,717	39,610	33,104
Total assets	$6,658,751	$6,702,440	$6,656,211	$6,579,874	$4,933,700

Liabilities
Deposits	4,137,573	$4,173,434	$3,954,821	$4,073,604	$3,067,102
Borrowings	1,326,216	1,310,547	1,419,424	1,198,646	852,009
Advance payments by borrowers for taxes	17,208	17,201	10,687	18,088	8,969
Other liabilities	19,643	17,997	35,198	20,788	14,419
Total liabilities	5,500,640	5,519,179	5,420,130	5,311,126	3,942,499

Stockholders' Equity
Common stock	915	938	978	996	788
Paid-in capital	817,675	848,145	897,551	922,711	653,045
Retained earnings	363,072	356,993	350,838	359,096	355,270
Unearned ESOP shares	(31,130)	(31,617)	(32,104)	(32,590)	(33,076)
Accumulated other comprehensive income, net	7,579	8,802	18,818	18,535	15,174
Total stockholders' equity	1,158,111	1,183,261	1,236,081	1,268,748	991,201
Total liabilities and stockholders' equity	$6,658,751	$6,702,440	$6,656,211	$6,579,874	$4,933,700

Consolidated capital ratios
Equity to assets	17.39%	17.65%	18.57%	19.28%	20.09%
Tangible equity to tangible assets	14.62%	14.90%	15.83%	16.53%	18.29%

Share data
Outstanding shares	91,495	93,772	97,754	99,626	78,765
Equity per share	$12.66	$12.62	$12.64	$12.74	$12.58
Tangible equity per share (1)	$10.29	$10.31	$10.43	$10.56	$11.20

(1)	Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2019	2018	2018	2018	2018
Cash and cash equivalents
Cash and due from depository institutions	$15,943	$24,361	$21,973	$26,199	$18,229
Interest-bearing deposits in other banks	38,217	27,122	22,513	102,665	20,054
Total cash and cash equivalents	$54,160	$51,483	$44,486	$128,864	$38,283

Securities available for sale
Debt securities:
U.S. agency securities	$3,737	$3,942	$4,070	$4,411	$4,667
Municipal and state obligations	26,731	26,205	25,907	26,088	26,733
Asset-backed securities	180,145	180,828	182,390	182,620	182,066
Collateralized loan obligations	207,906	184,439	215,569	226,066	178,342
Corporate bonds	121,597	144,692	147,811	147,594	142,202
Trust preferred securities	3,775	3,726	3,794	3,783	8,485
Debt securities available for sale	543,891	543,832	579,541	590,562	542,495

Mortgage-backed securities:
Collateralized mortgage obligations	21,660	23,019	23,097	24,292	25,601
Residential pass-through securities	70,513	91,918	95,795	102,359	108,736
Commercial pass-through securities	90,856	7,833	7,807	7,872	7,939
Mortgage-backed securities	183,029	122,770	126,699	134,523	142,276
Total securities available for sale	$726,920	$666,602	$706,240	$725,085	$684,771

Securities held to maturity
Debt securities:
Municipal and state obligations	$107,375	$107,826	$109,061	$109,483	$98,011
Subordinated debt	63,107	56,255	46,275	46,294	30,000
Debt securities held to maturity	170,482	164,081	155,336	155,777	128,011

Mortgage-backed securities:
Collateralized mortgage obligations	49,368	51,540	54,130	56,886	34,309
Residential pass-through securities	174,338	182,335	190,812	200,622	151,605
Commercial pass-through securities	198,011	200,362	202,560	176,445	145,455
Mortgage-backed securities	421,717	434,237	447,502	433,953	331,369
Total securities held to maturity	$592,199	$598,318	$602,838	$589,730	$459,380

Total securities	$1,319,119	$1,264,920	$1,309,078	$1,314,815	$1,144,151

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2019	2018	2018	2018	2018
Loan portfolio composition:
Residential first mortgage loans	$1,325,105	$1,334,284	$1,303,249	$1,297,453	$563,807
Home equity loans and lines of credit	97,788	96,001	93,473	90,761	79,522
Residential mortgage loans	1,422,893	1,430,285	1,396,722	1,388,214	643,329
Multifamily mortgage loans	1,956,571	1,974,409	1,898,831	1,758,584	1,471,573
Nonresidential and mixed use mortgage loans	1,249,215	1,302,583	1,315,279	1,302,961	1,113,385
Commercial mortgage loans	3,205,786	3,276,992	3,214,110	3,061,545	2,584,958
Commercial business loans	66,476	70,059	78,317	85,825	88,216
Construction loans	14,377	28,405	26,581	23,271	22,963
Account loans	3,360	3,310	3,133	3,283	3,038
Other consumer loans	2,624	3,524	4,427	5,777	7,186
Consumer loans	5,984	6,834	7,560	9,060	10,224
Total loans, excluding yield adjustments	4,715,516	4,812,575	4,723,290	4,567,915	3,349,690
Unamortized yield adjustments	(55,712)	(59,183)	(62,783)	(66,567)	1,679
Loans receivable, including yield adjustments	4,659,804	4,753,392	4,660,507	4,501,348	3,351,369
Less allowance for loan losses	(33,105)	(33,526)	(32,731)	(30,865)	(30,248)
Net loans receivable	$4,626,699	$4,719,866	$4,627,776	$4,470,483	$3,321,121

Loan portfolio allocation:
Residential first mortgage loans	28.1%	27.7%	27.6%	28.4%	16.8%
Home equity loans and lines of credit	2.1%	2.0%	2.0%	2.0%	2.4%
Residential mortgage loans	30.2%	29.7%	29.6%	30.4%	19.2%
Multifamily mortgage loans	41.5%	41.0%	40.2%	38.5%	43.9%
Nonresidential and mixed use mortgage loans	26.5%	27.1%	27.8%	28.5%	33.2%
Commercial mortgage loans	68.0%	68.1%	68.0%	67.0%	77.1%
Commercial business loans	1.3%	1.4%	1.6%	1.9%	2.6%
Construction loans	0.3%	0.6%	0.6%	0.5%	0.7%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.1%	0.1%	0.1%	0.1%	0.3%
Consumer loans	0.2%	0.2%	0.2%	0.2%	0.4%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$23	$32	$19	$60	$45
Nonaccrual loans	21,297	20,743	20,473	16,799	14,190
Total nonperforming loans	21,320	20,775	20,492	16,859	14,235
Other real estate owned	209	508	674	725	1,094
Total nonperforming assets	$21,529	$21,283	$21,166	$17,584	$15,329

Nonperforming loans (% total loans)	0.46%	0.44%	0.44%	0.37%	0.42%
Nonperforming assets (% total assets)	0.32%	0.32%	0.32%	0.27%	0.31%

Allowance for loan losses (ALLL):
ALLL to total loans	0.70%	0.70%	0.69%	0.68%	0.90%
ALLL to nonperforming loans	155.28%	161.38%	159.73%	183.08%	212.49%
Net charge offs	$242	$176	$234	$101	$241
Average net charge off rate (annualized)	0.02%	0.01%	0.02%	0.01%	0.03%

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2019	2018	2018	2018	2018
Funding by type:
Deposits
Non-interest-bearing deposits	$303,713	$305,392	$308,631	$311,938	$270,217
Interest-bearing demand	800,023	807,389	786,069	1,000,989	871,425
Savings and club	777,678	760,499	743,289	744,039	515,805
Certificates of deposit	2,256,159	2,300,154	2,116,832	2,016,638	1,409,655
Interest-bearing deposits	3,833,860	3,868,042	3,646,190	3,761,666	2,796,885
Total deposits	4,137,573	4,173,434	3,954,821	4,073,604	3,067,102

Borrowings:
Federal Home Loan Bank advances	1,289,285	1,293,845	1,335,844	1,170,144	775,625
Overnight borrowings	-	-	60,000	-	42,000
Depositor sweep accounts	36,931	16,702	23,580	28,502	34,384
Total borrowings	1,326,216	1,310,547	1,419,424	1,198,646	852,009

Total funding	$5,463,789	$5,483,981	$5,374,245	$5,272,250	$3,919,111

Loans as a % of deposits	111.8%	113.1%	117.1%	109.8%	108.4%
Deposits as a % of total funding	75.7%	76.1%	73.6%	77.3%	78.3%
Borrowings as a % of total funding	24.3%	23.9%	26.4%	22.7%	21.7%

Funding by source:
Retail funding
Non-interest-bearing deposits	$303,713	$305,392	$308,631	$311,938	$270,217
Interest-bearing demand	800,023	807,389	786,069	790,164	656,114
Savings and club	777,678	760,499	743,289	744,039	515,805
Certificates of deposit	1,925,630	1,922,287	1,871,903	1,828,039	1,247,900
Total retail deposits	3,807,044	3,795,567	3,709,892	3,674,180	2,690,036
Depositor sweep accounts	36,931	16,702	23,580	28,502	34,384
Total retail funding	3,843,975	3,812,269	3,733,472	3,702,682	2,724,420

Wholesale funding:
Interest-bearing demand	$-	$-	$-	$210,825	$215,311
Certificates of deposit (listing service)	78,704	108,067	104,990	104,256	104,934
Certificates of deposit (brokered)	251,825	269,800	139,939	84,343	56,821
Total wholesale deposits	330,529	377,867	244,929	399,424	377,066
FHLB advances	1,289,285	1,293,845	1,335,844	1,170,144	775,625
Overnight borrowings	-	-	60,000	-	42,000
Total wholesale funding	1,619,814	1,671,712	1,640,773	1,569,568	1,194,691

Total funding	$5,463,789	$5,483,981	$5,374,245	$5,272,250	$3,919,111

Retail funding as a % of total funding	70.4%	69.5%	69.5%	70.2%	69.5%
Wholesale funding as a % of total funding	29.6%	30.5%	30.5%	29.8%	30.5%

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2019	2018	2018	2018	2018
Interest income
Loans	$48,116	$49,015	$47,437	$46,615	$30,728
Taxable investment securities	9,511	9,051	8,879	8,670	6,450
Tax-exempt investment securities	710	713	716	702	652
Other interest-earning assets	1,320	1,243	1,174	1,275	715
Total interest income	59,657	60,022	58,206	57,262	38,545

Interest expense
Deposits	14,114	12,727	10,539	9,755	7,026
Borrowings	6,905	7,946	7,487	6,916	4,462
Total interest expense	21,019	20,673	18,026	16,671	11,488
Net interest income	38,638	39,349	40,180	40,591	27,057
(Reversal of) provision for loan losses	(179)	971	2,100	717	423
Net interest income after provision for loan losses	38,817	38,378	38,080	39,874	26,634

Non-interest income
Fees and service charges	1,674	1,258	1,173	1,205	1,537
(Loss) gain on sale and call of securities	(182)	-	-	9	(1)
Gain on sale of loans	151	101	132	127	346
(Loss) gain on sale and write down of other real estate owned	(6)	36	(50)	60	7
Income from bank owned life insurance	1,560	1,599	1,594	1,604	1,227
Electronic banking fees and charges	253	277	250	278	243
Miscellaneous	226	38	83	75	189
Total non-interest income	3,676	3,309	3,182	3,358	3,548

Non-interest expense
Salaries and employee benefits	15,350	15,699	15,642	15,277	12,814
Net occupancy expense of premises	2,979	2,761	2,736	2,716	2,359
Equipment and systems	3,053	3,377	2,926	2,776	2,323
Advertising and marketing	739	787	577	757	745
Federal deposit insurance premium	455	421	465	463	350
Directors' compensation	770	746	758	754	689
Merger-related expenses	-	-	-	5,149	401
Miscellaneous	3,425	3,479	3,353	3,365	2,862
Total non-interest expense	26,771	27,270	26,457	31,257	22,543
Income before income taxes	15,722	14,417	14,805	11,975	7,639
Income taxes	4,305	3,649	3,659	4,257	2,262
Net income	$11,417	$10,768	$11,146	$7,718	$5,377

Net income per common share (EPS)
Basic	$0.13	$0.12	$0.12	$0.08	$0.07
Diluted	$0.13	$0.12	$0.12	$0.08	$0.07

Dividends declared (1)
Cash dividends declared per common share	$0.06	$0.05	$0.20	$0.04	$0.03
Cash dividends declared	$5,338	$4,082	$19,404	$3,892	$2,262
Dividend payout ratio	46.8%	37.9%	174.1%	50.4%	42.1%

Weighted average number of common shares outstanding
Basic	89,488	92,434	95,127	98,046	75,492
Diluted	89,532	92,480	95,181	98,100	75,539

(1)

Dividends declared during the quarter ended September 30, 2018 include a $0.16 special dividend representing a supplemental distribution of net income to stockholders from the fiscal year ended June 30, 2018.

	For the three months ended
Average Balance Sheet Data	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2019	2018	2018	2018	2018
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,709,052	$4,758,587	$4,562,375	$4,507,336	$3,293,664
Taxable investment securities	1,161,492	1,158,720	1,180,655	1,192,066	1,003,600
Tax-exempt investment securities	134,309	135,453	136,056	134,683	127,605
Other interest-earning assets	107,554	87,916	112,629	142,591	67,770
Total interest-earning assets	6,112,407	6,140,676	5,991,715	5,976,676	4,492,639
Non-interest-earning assets	574,921	587,921	596,006	586,976	369,299
Total assets	$6,687,328	$6,728,597	$6,587,721	$6,563,652	$4,861,938

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$790,567	$792,989	$788,148	$1,004,445	$870,762
Savings and club	773,308	743,676	747,743	724,430	513,948
Certificates of deposit	2,288,836	2,214,932	2,046,997	1,983,372	1,385,151
Total interest-bearing deposits	3,852,711	3,751,597	3,582,888	3,712,247	2,769,861
Borrowings:
Federal Home Loan Bank advances	1,292,168	1,293,470	1,350,113	1,179,147	777,721
Other borrowings	26,037	119,281	40,981	34,636	33,529
Total borrowings	1,318,205	1,412,751	1,391,094	1,213,783	811,250
Total interest-bearing liabilities	5,170,916	5,164,348	4,973,982	4,926,030	3,581,111
Non-interest-bearing liabilities:
Non-interest-bearing deposits	307,645	315,165	314,114	305,763	267,152
Other non-interest-bearing liabilities	35,930	37,374	43,533	39,340	24,953
Total non-interest-bearing liabilities	343,575	352,539	357,647	345,103	292,105
Total liabilities	5,514,491	5,516,887	5,331,629	5,271,133	3,873,216
Stockholders' equity	1,172,837	1,211,710	1,256,092	1,292,519	988,722
Total liabilities and stockholders' equity	$6,687,328	$6,728,597	$6,587,721	$6,563,652	$4,861,938

Average interest-earning assets to average interest-bearing liabilities	118.21%	118.91%	120.46%	121.33%	125.45%

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratio Highlights	2019	2018	2018	2018	2018
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.09%	4.12%	4.16%	4.14%	3.73%
Taxable investment securities	3.28%	3.12%	3.01%	2.91%	2.57%
Tax-exempt investment securities (1)	2.12%	2.11%	2.10%	2.09%	2.04%
Other interest-earning assets	4.91%	5.66%	4.17%	3.58%	4.22%
Total interest-earning assets	3.91%	3.91%	3.89%	3.83%	3.43%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.06%	0.97%	0.86%	0.89%	0.84%
Savings and club	0.60%	0.49%	0.41%	0.29%	0.12%
Certificates of deposit	1.90%	1.79%	1.58%	1.41%	1.46%
Total interest-bearing deposits	1.47%	1.36%	1.18%	1.05%	1.01%
Borrowings:
Federal Home Loan Bank advances	2.13%	2.27%	2.19%	2.34%	2.27%
Other borrowings	0.35%	1.99%	0.94%	0.34%	0.56%
Total borrowings	2.10%	2.25%	2.15%	2.28%	2.20%
Total interest-bearing liabilities	1.63%	1.60%	1.45%	1.35%	1.28%

Interest rate spread (2)	2.28%	2.31%	2.44%	2.48%	2.15%
Net interest margin (3)	2.53%	2.56%	2.68%	2.72%	2.41%

Non-interest income to average assets (annualized)	0.22%	0.20%	0.19%	0.20%	0.29%
Non-interest expense to average assets (annualized)	1.60%	1.62%	1.61%	1.90%	1.85%

Efficiency ratio (4)	63.27%	63.93%	61.01%	71.12%	73.66%

Return on average assets (annualized)	0.68%	0.64%	0.68%	0.47%	0.44%
Return on average equity (annualized)	3.89%	3.55%	3.55%	2.39%	2.18%
Return on average tangible equity (annualized) (5)	4.78%	4.33%	4.29%	2.90%	2.44%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2019	2018	2018	2018	2018
Adjusted Net Income
Net income (GAAP)	$11,417	$10,768	$11,146	$7,718	$5,377
Effect to adjust for:
Merger-related expenses	-	-	-	5,149	401
Income tax benefit from merger-related expenses	-	-	-	(1,451)	(22)
Adjusted net income (non-GAAP)	$11,417	$10,768	$11,146	$11,416	$5,756

Adjusted Net Income per Common Share (EPS)
Net income per common share Basic and Diluted (GAAP)	$0.13	$0.12	$0.12	$0.08	$0.07
Effect to adjust for:
Merger-related expenses	-	-	-	0.05	0.01
Income tax benefit from merger-related expenses	-	-	-	(0.01)	-
Adjusted net income per common share Basic and Diluted (non-GAAP)	$0.13	$0.12	$0.12	$0.12	$0.08

Adjusted Non-Interest Expense
Non-interest expense (GAAP)	$26,771	$27,270	$26,457	$31,257	$22,543
Effect to adjust for:
Merger-related expenses	-	-	-	(5,149)	(401)
Adjusted non-interest expense (non-GAAP)	$26,771	$27,270	$26,457	$26,108	$22,142

Adjusted Non-Interest Expense Ratio
Non-interest expense to average assets (GAAP)	1.60%	1.62%	1.61%	1.90%	1.85%
Effect to adjust for:
Merger-related expenses	0.00%	0.00%	0.00%	-0.31%	-0.03%
Adjusted non-interest expense ratio (non-GAAP)	1.60%	1.62%	1.61%	1.59%	1.82%

Adjusted Efficiency Ratio
Non-interest expense / (Net interest income + non-interest income) (GAAP)	63.3%	63.9%	61.0%	71.1%	73.7%
Effect to adjust for:
Merger-related expenses	0.0%	0.0%	0.0%	-11.7%	-1.3%
Adjusted efficiency ratio (non-GAAP)	63.3%	63.9%	61.0%	59.4%	72.4%

	For the three months ended
Reconciliation of GAAP to Non-GAAP	March 31,	December 31,	September 30,	June 30,	March 31,
(Unaudited)	2019	2018	2018	2018	2018
Adjusted Return on Average Assets
Return on average assets (GAAP)	0.68%	0.64%	0.68%	0.47%	0.44%
Effect to adjust for:
Merger-related expenses	0.00%	0.00%	0.00%	0.31%	0.03%
Income tax benefit from merger-related expenses	0.00%	0.00%	0.00%	-0.09%	0.00%
Adjusted return on average assets (non-GAAP)	0.68%	0.64%	0.68%	0.69%	0.47%

Adjusted Return on Average Equity
Return on average equity (GAAP)	3.89%	3.55%	3.55%	2.39%	2.18%
Effect to adjust for:
Merger-related expenses	0.00%	0.00%	0.00%	1.59%	0.16%
Income tax benefit from merger-related expenses	0.00%	0.00%	0.00%	-0.45%	-0.01%
Adjusted return on average equity (non-GAAP)	3.89%	3.55%	3.55%	3.53%	2.33%